Exhibit 99.2

EMPLOYEE EMAIL

July 28, 2010

Dear Colleagues:

I am writing to tell you about two important announcements made today by Casey’s. First, as you’re aware, on July 22nd Couche-Tard slightly revised its tender offer to $36.75 per share. After reviewing the revised offer, our Board unanimously determined that the Couche-Tard offer significantly undervalues Casey’s and is not in the best interests of the Company, its shareholders and other constituencies, including our employees. As such, the Board recommends that shareholders NOT tender their shares into Couche-Tard’s offer.

We continue to believe that Casey’s industry-leading performance, significant growth opportunities, successful execution of our strategic initiatives, strong balance sheet and exceptional management and employees can create far greater value for shareholders than is reflected in the Couche-Tard offer. Between our record fiscal 2010 performance and our strong same store sales results in June, we have continued to perform exceptionally well, true to our track record as a best-in-class operator. Thank you again for all your work in help making that happen.

Speaking of delivering value to our shareholders, the second announcement we made today was that our Board has authorized the repurchase of up to $500 million of Casey’s shares, approximately 25 percent of the Company, through what is known as a modified “Dutch auction” self-tender offer. This means that we are giving our shareholders the option to sell all or a portion of their shares back to Casey’s at a price in the range of $38.00 to $40.00 per share. The self-tender offer is expected to commence tomorrow, July 29, and therefore would expire on August 25 at 12:00 midnight, New York City time, unless extended. Based on the number of shares tendered and the prices specified by the tendering shareholders, the Company will determine the lowest price per share within the range on which the Company can purchase up to $500 million of its common stock or such lesser number of shares as are properly tendered and not properly withdrawn. All shares purchased by Casey’s will be bought at one price. If the number of shares validly tendered at or below the determined per share price equals more than $500 million, Casey’s will purchase the shares tendered at or below the determined per share price on a pro rata basis. If you are a shareholder, you will have a chance to review all of the details in the Offer to Purchase, which you will receive in the mail.

This recapitalization plan is expected to generate significant value and enhanced returns for Casey’s shareholders while allowing us to continue executing on our strategic growth initiatives. One of the reasons our Board decided to take this action is because they believe our stock is meaningfully undervalued at recent trading levels. Our Board’s decision to repurchase this number of shares is a reflection of the tremendous value they believe Casey’s is capable of achieving over the long-term. We believe in Casey’s and the value we can all create together.

We believe that Casey’s shareholders will receive far more value from our accretive recapitalization plan and the substantial future upside of our growing company than through Couche-Tard’s inadequate, self-serving offer. Whether Casey’s shareholders choose to tender their shares or hold on to them all for the long-term, this is truly a ‘win-win’ for everyone.

I understand this is a lot of information to digest, but rest assured, nothing is changing with respect to your day-to-day jobs or how we run our business. You, our employees, continue to be a vital part of Casey’s success, and we appreciate you keeping focused on your important responsibilities during this time. Today’s announcement emphasizes what we’ve been saying all along: Casey’s is a tremendous company with the best employees in the business, and is well-positioned to continue achieving great success.

As always, we will keep you updated on significant developments. If you receive any media or other outside inquiries regarding this situation, please direct them to Bill Walljasper at (515) 965-6505. Additionally, if you have a personal question please contact a member of executive management: Terry Handley, Bill Walljasper, Sam Billmeyer or Julie Jackowski as appropriate.

Best regards,

Robert Myers

Important Information

In response to the tender offer commenced by Alimentation Couche-Tard, Inc. (“Couche-Tard”) referred to in this communication, Casey’s General Stores, Inc. (“Casey’s”) has filed a solicitation/recommendation statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are urged to read the solicitation/recommendation statement with respect to the tender offer and, when they become available, any other relevant documents filed with the SEC, because they contain important information. Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the tender offer and other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the solicitation/recommendation statement with respect to the tender offer and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Casey’s will file with the SEC and mail to its shareholders a proxy statement and white proxy card in connection with its 2010 Annual Meeting of Shareholders. Investors and security holders are urged to read the proxy statement relating to the 2010 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders will be able to obtain a free copy of the proxy statement and other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the proxy statement and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Additional Information

This communication is for informational purposes only and is neither an offer to purchase nor the solicitation of an offer to sell any securities. Casey’s will file an issuer tender offer statement on Schedule TO and related exhibits regarding its self-tender offer for up to $500 million in value of shares of Casey’s common stock with the SEC. Investors and security holders are urged to read the issuer tender offer statement and related exhibits and any other documents filed with the SEC with respect to Casey’s self tender offer because they contain important information, when they become available. Investors and security holders will be able to obtain a free copy of the issuer tender offer statement and the related exhibits as well as any other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the issuer tender offer statement and the related exhibits and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Certain Information Concerning Participants

Casey’s, its directors and executive officers may be deemed to be participants in the solicitation of Casey’s security holders in connection with its 2010 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Casey’s Annual Report on Form 10-K for the year ended April 30, 2010, which was filed with the SEC on June 29, 2010, and its proxy statement for the 2009 Annual Meeting of Shareholders, which was filed with the SEC on August 10, 2009. To the extent holdings of Casey’s securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the 2010 Annual Meeting of Shareholders when it is filed by Casey’s with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com.

Forward-Looking Statements

This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements. We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited tender offer to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited tender offer will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers; the increased indebtedness that we will incur to purchase shares of our common stock in our self tender offer; the price at which we ultimately determine to purchase shares of our common stock in our self tender offer and the number of shares tendered in such offer; the price and time at which we may make any additional repurchases of our common stock following completion of our self tender offer as well as the number of shares acquired in such repurchases and the terms, timing, cost and interest rate on any indebtedness incurred to fund such repurchases; and the other risks and uncertainties included from time to time in our filings with the SEC. We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations. We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.